Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 Amendment #5 (File No. 333-191018) of our report dated June 13, 2014 with respect to the audited consolidated financial statements of Falconridge Oil Technologies Corp. for the years ended February 28, 2014 and 2013 and our report dated July 29, 2013 with respect to the audited financial statements of Falconridge Oil Ltd. for the years ended February 28, 2013 and 2012.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

July 22, 2014